CONSULTING AND INVESTOR RELATIONS AGREEMENT

This Consulting and Investor Relations Agreement (this “Agreement”) is made   as   of   this   6th   Day   of   September  2013   between   CorTronix  Biomedical Advancement Technologies, Inc. (the “Company” or “CorTronix”), a corporation duly organized and existing under the laws of the State of Nevada, with its principal executive offices at 8200 NW 41st  St Suite 145B Doral, FL 33166 and Maplehurst Investment

Group, LLC. (the “Consultant”), a corporation duly organized and existing under the laws of the State of Florida, with offices at 1015 Shore Lane, Miami Beach FL 33141

WHEREAS, The Company is a public company with its common shares quoted on the OTCQB.  CorTronix owns the proprietary technology to Corlink™ which is an advanced telemetric system used to transmit, analyze, report and store all types and variations of physiological studies.

WHEREAS, the Company wishes to retain the Consulting Services (as defined below) of the Consultant on a non-exclusive basis and the Consultant agrees to provide such services on the following terms and conditions:

1.         The Company hereby retains the services of the Consultant for a period of 12 months from the date of this Agreement. Either the Client or the Consultant may terminate this Agreement with a 10-day written notice to the other party after the initial 30-day period from the date of this Agreement.

2.        In exchange for Moneys owed ($40,000) to Maplehurst by the Company the Consultant shall forgo its cash fee in exchange for 10,000,000 Restricted Shares of the company’s common stock Par Value $0.001. In addition, The Consultant agrees to provide consulting and investor relations services for a 12 month period from the date of this agreement. The parties acknowledge and agree that the Shares shall be fully earned upon payment and that the date of acquisition of the Shares is the effective date of this Agreement. The Consultant shall also be reimbursed actual reasonable travel and other out of pocket expenses which will be billed in arrears and are due payable within (15) days of the Company’s receipt of the subject bill(s). All such expenses shall be pre-approved by the Company.

3.         The  Consultant  shall  assist  the  Company  by  being  the  direct contact source for shareholder relations.

4.         No provision of this Agreement shall be construed to preclude the Consultant, or any officer, director, agent, assistant, affiliate or employee of the Consultant from engaging in any activity whatsoever, including, without limitation receiving compensation for managing investments, or acting as an advisor, broker or dealer to, or participate in, any corporation, partnership, trust or other business entity or from receiving compensation or profit therefore. The Consultant shall have no obligation to present any business combination to the Company and shall incur no liability for its failure to do so.

5.         The Consultant (including any person or entity acting for or on behalf of the Consultant) shall not be liable for any mistakes of fact, errors of judgment, for losses sustained by the Company or any subsidiary or for any acts or omissions of any kind, unless caused by the gross negligence or intentional misconduct of the Consultant or any person or entity acting for or on behalf of the Consultant.

6.         The Company and its present and future subsidiaries, jointly and severally, agree to indemnify and hold harmless the Consultant and its present and future shareholders as well as its and their officers, directors, affiliates, associates, employees, shareholders, attorneys and agents (“Indemnified Parties” or “Indemnified Party”) against any loss, claim, damage or liability whatsoever (including reasonable attorneys’ fees and expenses), to which such Indemnified Party may become subject as a result of performing any act (or omitting to perform any act) contemplated to be performed by the Consultant pursuant to this Agreement, except for such losses, claims, damages or liabilities arise out of or are based upon gross negligence or intentional misconduct by the Consultant.  So long as the Company has not provided counsel to the Indemnified Party in accordance with the terms of this Agreement, the Company and its subsidiaries agree to reimburse the defense of any action or investigation (including reasonable attorneys’ fees and expenses)  subject  to  an  understanding  from  such  Indemnified  Party  to  repay  the Company or its subsidiaries if it is ultimately determined that such Indemnified Party is not entitled to such indemnity.  In case any action, suit or proceeding shall be brought or threatened, in writing, against any Indemnified Party, it shall notify the Company within twenty (20) days after the Indemnified Party receives notice of such action, suit or such threat.  The Company shall have the right to appoint the Company’s counsel to defend such action, suit or proceeding, provided that such Indemnified Party consents to such representation by such counsel, which consent shall not be unreasonably withheld.  In the event any counsel appointed by the Company shall not be acceptable to such Indemnified Party, then the Company shall have the right to appoint alternative counsel for such Indemnified Party reasonably acceptable to such Indemnified Party, until such time as acceptable counsel can be appointed.  In any event, the Company shall, at its sole cost and expense, be entitled to appoint counsel to appear and participate as co-counsel in the defense thereof.  The Indemnified Party, or its co-counsel, shall promptly supply the Company’s counsel with copies of all documents, pleadings and notices that are filed, served or submitted in any of the aforementioned.  No Indemnified Party shall enter into any settlement without the prior written consent of the Company, which consent shall not be unreasonably withheld.

7.         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, or (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission. The address for such notices and communications shall be as follows:

If to the Company:	CorTronix Biomedical Advancement Technologies, Inc.
8200 NW 41st ST Suite 145B Doral, FL 33166 Attention: Yoel Palomino Phone: 1.786.859.3585 Email: yoelpalomino@gmail.com

If to the Consultant:	Maplehurst Investment Group, LLC
1015 Shore Lane, Miami Beach, FL 33141 Attention: Richard Hull Phone: 1.917.838.3991 Facsimile: 1.615.634.9328 Email: rh@maplehurstcapital.com

8.       This Agreement shall be binding upon the Company and the Consultant and their respective successors and assigns.  This Agreement may not be assigned by the Consultant, without the Company’s prior written consent.

9.         If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever; (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby;  and  (ii)  to  the  fullest  extent  possible,  the  provisions  of  this  Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held, invalid illegal or unenforceable.

10.       No  supplement, modification or  amendment of  this  Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both parties hereto nor shall such waiver constitute a continuing waiver.

11.       This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which shall constitute one and the same Agreement.

12.       This Agreement shall be governed by the laws of the State of Florida, without regard to the conflicts of laws principles thereof.  The parties agree that, should any dispute arise in the administration of this Agreement, the dispute shall be resolved through arbitration under the rules of the American Arbitration Association, with its location in Miami, Florida.

13.       This Agreement contains the entire agreement between the parties with respect to the Consulting Services to be provided to the Company by the Consultant and supersedes any and all prior understandings, agreement or correspondence between the parties.

IN WITNESS WHEREOF, the Company and the Consultant have caused this Agreement to be signed by their duly authorized representatives as of the day and year first above written.

CorTronix Biomedical Advancement Technologies, Inc.		Maplehurst Investment Group, LLC.

By:	/s/ Yoel Palomino	By:	/s/Richard Hull
Name:	NameYoel Palomio	Name:	Richard Hull
Title:	President	Title:	Managing Member